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                                                                 Exhibit 10(b)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 16, 2001, relating to the financial statements and financial highlights which appear in the December 31, 2000 Annual Report to Shareholders of the Dresdner RCM Global Funds, Inc. (consisting of the Dresdner RCM Europe Fund, MidCap Fund, Small Cap Fund, International Growth Equity Fund, Global Technology Fund, Global Small Cap Fund, Large Cap Growth Fund, Global Health Care Fund, Biotechnology Fund, Tax Managed Growth Fund, Global Equity Fund, Balanced Fund, Strategic Income Fund, and Emerging Markets Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.




/s/PricewaterhouseCoopers LLP

Boston, Massachusetts
April 27, 2001